SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2002

PEDIATRIX MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-26762 (Commission File Number)	65-0271219 (I.R.S. employer identification no.)

1301 Concord Terrace
Sunrise, Florida 33323-2825
(Address of principal executive offices, including zip code)

(954) 384-0175
(Telephone number, including area code, of Registrant)

Item 5.	Other Events

On April 17, 2002, Pediatrix announced that it has entered into an agreement with the Colorado Department of Health Care Policy and Financing that concludes the State of Colorado’s three-year investigation into Pediatrix’s billings to Colorado’s Medicaid program. In settling the investigation, Pediatrix agreed to make a cash payment of $1.3 million to the State of Colorado, which covers a refund of any overpayments by the Medicaid program to Pediatrix from January 1, 1996 to April 16, 2002, interest on any overpayments, and expenses incurred by the State of Colorado in connection with its investigation. In addition, Pediatrix has agreed to retain a third party to perform annual reviews of its billings to Colorado’s Medicaid program.

In general, Pediatrix believes that billing audits, inquiries and investigations from government agencies will continue to occur in the ordinary course of its business and in the healthcare services industry in general. Pediatrix’s previously stated policy of whether or not to disclose an individual investigation is based upon its analysis of the materiality of the investigation to Pediatrix. There can be no assurance as to whether any investigation will have a material adverse effect on its business, financial condition and results of operations.

On April 17, 2002, Pediatrix issued a press release which is attached as Exhibit 99.1 hereto.

Item 7(c).	Exhibits

See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

	By:	/s/ Karl B. Wagner Karl B. Wagner Chief Financial Officer

Date: April 18, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 17, 2002.